UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 28, 2013

STERLING CONSTRUCTION COMPANY, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-31993	25-1655321
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

20810 Fernbush Lane Houston, Texas	77073
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (281) 821-9091

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 142-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective January 28, 2013, Joseph P. Harper, Sr. retired as President, Chief Operating Officer and Treasurer of Sterling Construction Company, Inc. (the "Company.")

Concurrently with Mr. Harper's retirement, the Company's Board of Directors elected Peter E. MacKenna to succeed Mr. Harper as President, in addition to his current position as Chief Executive Officer, and elected Elizabeth D. Brumley, the Company's Chief Financial Officer, to succeed Mr. Harper as Treasurer in addition to her other positions with the Company.  Mr. Harper will remain a director of the Company.

Item 8.01	Other Events

On January 28, 2013, the Company issued a press release announcing Mr. Harper's retirement and the election of Mr. MacKenna to succeed him as President and Ms. Brumley to succeed him as Treasurer of the Company.  A copy of the press release is filed herewith as Exhibit 99.1 to this Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(c)           Exhibits

Exhibit Number	Description
99.1	Press release, dated January 28, 2013 (filed herewith)

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 30, 2013	Sterling Construction Company, Inc.

/s/ Roger M. Barzun
Roger M. Barzun Senior Vice President

Exhibit Index

Exhibit Number	Description
99.1	Press release, dated January 28, 2013 (filed herewith)